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EXHIBIT 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)

UNITED STATES TRUST COMPANY OF NEW YORK
(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation if not a U.S. national bank)	13-3818954 (I.R.S. employer identification No.)
114 West 47th Street New York, NY (Address of principal executive offices)	10036-1532 (Zip Code)

STATION CASINOS, INC.
(Exact name of obligor as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	88-0136443 (I.R.S. employer identification No.)
2411 West Sahara Avenue Las Vegas, NV (Address of principal executive offices)	89102 (Zip Code)

8 3/8% Senior Notes Due 2008
(Title of the indenture securities)

GENERAL

1. General Information

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

    Federal Reserve Bank of New York (2nd District), New York, New York
        (Board of Governors of the Federal Reserve System)
    Federal Deposit Insurance Corporation, Washington, D.C.
    New York State Banking Department, Albany, New York

    (b) Whether it is authorized to exercise corporate trust powers.

      The trustee is authorized to exercise corporate trust powers.

2. Affiliations with the Obligor

    If the obligor is an affiliate of the trustee, describe each such affiliation.

      None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

  Station Casinos, Inc. is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16. List of Exhibits

T-1.1	—	Organization Certificate, as amended, issued by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).
T-1.2	—	Included in Exhibit T-1.1.
T-1.3	—	Included in Exhibit T-1.1.
T-1.4	—
The By-Laws of United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).
T-1.6	—	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.
T-1.7	—	A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

NOTE

    As of July 19, 2001, the trustee had 2,999,029 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

    In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

    Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 19th day of July, 2001.

UNITED STATES TRUST COMPANY OF NEW YORK, Trustee
By:	/s/ ANNETTE L. KOS Annette L. Kos Assistant Vice President

EXHIBIT T-1.6

The consent of the trustee required by Section 321(b) of the Act.

United States Trust Company of New York
114 West 47th Street
New York, NY 10036

March 10, 2000

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

    Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Very truly yours,

UNITED STATES TRUST COMPANY OF NEW YORK
By:	/s/ GERARD F. GANEY Gerard F. Ganey Senior Vice President

EXHIBIT T-1.7

UNITED STATES TRUST COMPANY OF NEW YORK
CONSOLIDATED STATEMENT OF CONDITION
MARCH 31, 2001
($ IN THOUSANDS)

ASSETS
Cash and Due from Banks	$60,744
Short-Term Investments	61,956
Securities, Available for Sale	687,786
Loans	2,866,204
Less: Allowance for Credit Losses	17,858

Net Loans	2,848,346
Premises and Equipment	65,105
Other Assets	264,387

Total Assets	$3,988,324

LIABILITIES
Deposits:
Non-Interest Bearing	$635,939
Interest Bearing	2,338,442

Total Deposits	2,974,381
Short-Term Credit Facilities	383,958
Accounts Payable and Accrued Liabilities	300,828

Total Liabilities	$3,659,167

STOCKHOLDER'S EQUITY
Common Stock	14,995
Capital Surplus	208,551
Retained Earnings	123,254
Accumulated Other comprehensive income	(17,643)

Total Stockholder's Equity	329,157

Total Liabilities and Stockholder's Equity	$3,988,324

I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Controller

April 16, 2000

QuickLinks

  EXHIBIT 25.1
FORM T-1
GENERAL
  EXHIBIT T-1.6
  EXHIBIT T-1.7
UNITED STATES TRUST COMPANY OF NEW YORK CONSOLIDATED STATEMENT OF CONDITION MARCH 31, 2001 ($ IN THOUSANDS)